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                                                                    EXHIBIT 10.2


MASTER MANUFACTURING AGREEMENT

This Master Agreement ("Agreement") is effective as of 2/17/97 ("the Effective Date") between Hewlett Packard Company ("HP") and Dovatron International ("Dovatron"). The term "Agreement" includes all Exhibits, Agenda, and References.

1.0   EXHIBITS

1.1 These Exhibits are attachments that support this Agreement, and are incorporated by reference.

      E.1.0  Product Description and Assembly Requirements

      E.2.0  Quality Yield Expectations

      E.3.0  Quality Reference Standards

      E.4.0  Pricing of Assemblies

      E.5.0  Material and Supplier Management Procedure and Responsibilities

      E.6.0  HP-SDD Standard Confidential Disclosure Agreement

2.0   ADDENDA

2.1 The referenced Addendum A.1.0 is the sub-Agreement that defines the specific working relationship between the HP Mexico International Procurement Organization and Dovatron Mexico (HP-MIPO and DMEX). The referenced Addendum A.2.0 is the sub-Agreement that defines the specific working relationship between HP Asia Hardcopy Manufacturing Organization and Dovatron Malaysia (HP-AHMO and DMAL). Both Addenda are incorporated by reference.

3.0   REFERENCES

3.1 The following References summarize the processes, procedures and operating guidelines for the Denali project which are incorporated by reference.

      R.1.0  Quality Reporting

      R.2.0  ICT and FCT Plans

      R.3.0  RMA

      R.4.0  Corrective Action Procedure

      R.5.0  PCO Process and AVL Control



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      R.6.0  T (Technology), Q (Quality), R (Responsiveness), D (Delivery),
             C (Cost), and E (Environmental) Review

4.0   SCOPE OF WORK

4.1 This Agreement covers the Denali Project of Printed Circuit Assemblies, ("PCAs"), as outlined in the attached EXHIBIT 1, PRODUCT DESCRIPTION AND ASSEMBLY REQUIREMENTS, ON BEHALF OF HP'S SAN DIEGO DIVISION ("HP SDD).

4.2 Dovatron shall support the project by installing two dedicated manufacturing lines for the main PCA (one line in Mexico and an identical manufacturing line in Malaysia) with projected initial manufacturing
      capacity of 60k to 75k PCA's per month per facility.   In addition,
      Dovatron will install a dedicated manufacturing line to support the North American LIU in Mexico with a projected initial manufacturing capacity of 120k to 150k per month. At each given current run rate, a 20% surge capability will be available within twelve weeks of receipt of written notice by Dovatron for HP-SDD. HP-SDD agrees to initiate one 20% surge within a six month period.


5.0   QUALITY

5.1   The specific quality guidelines and yield expectations are outlined in
      EXHIBIT 2, QUALITY YIELD EXPECTATIONS for each PCA.

5.2 Achieving and maintaining the highest level of quality is a strategic objective for HP-SDD. Dovatron shall be committed to implementing and continuously improving the manufacturing processes and quality systems in accordance with the expectations set forth in EXHIBIT 2, QUALITY YIELD EXPECTATIONS.

5.3 Dovatron shall materially meet the requirements of all HP-SDD conducted ESD audits. These surveys will use the HP-SDD "Workmanship Specification for Electrostatic Discharge Control," Drawing No. A-5951-1589-1, Revision F as the basis of the reviews. Dovatron shall also conduct at a minimum monthly self audits at all locations which manufacture products for HP-SDD.

5.4 Dovatron shall properly monitor, identify and provide prompt notification to HP-SDD of any significant or consequential component or process quality problems. Each party will demonstrate due diligence to remedy such problems as required to effect a full and complete corrective action.

5.5 Dovatron shall to provide to HP-SDD production yield data, failure analysis reports and defect yield data as specified in REFERENCE R.1.0, QUALITY REPORTING.

5.6 Dovatron shall to follow the ICT and FCT plans and requirements as outlined in REFERENCE R.2.0, CT AND FCT PLANS.





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5.7   The listed IPC documents as identified in EXHIBIT E.3.0,  QUALITY
      REFERENCE STANDARDS will be used in the acceptance or rejection of assembly workmanship by both HP-SDD and Dovatron.

5.9 Dovatron shall to follow the requirements as specified in REFERENCE R.2.0, RETURN MATERIAL AUTHORIZATION (RMA) for all returned PCA's.

5.10 Dovatron shall to follow the corrective action process as outlined in REFERENCE R.4.0, CORRECTIVE ACTION PROCEDURE in resolving quality issues.



6.0   PRICING AND COST LEADERSHIP.

6.1 Dovatron and HP-SDD mutually agree to aggressively and proactively seek to reduce the overall product cost and HP-SDD's price where appropriate. Dovatron will reduce its cost through pro-active efforts to include: process improvements, material cost reductions, improved quality and reduce the overall supply chain. HP-SDD shall provide assistance and information to aid Dovatron in the reduction of its costs, where appropriate.

6.2 HP-SDD and Dovatron will meet once per quarter to review volume, assembly and procurement pricing, materials management and other pertinent business issues during the TQRDC reviews. The price review shall include a costed Bill of Materials (BOM), any proposed material and or cost changes and any process/test/yield improvements. The materials management review will include: component lead-times, supplier performance on quality and delivery, suggested Approved Vendor List changes, and component material exposure.

6.3   The pricing structures are identified in EXHIBIT E.4.0, PRICING OF
      ASSEMBLIES.

6.4 Purchase price variance (PPV) will be addressed as follows: All MIPO and SIPO procured components and any specific and previously negotiated
      component by HP-SDD for price adjustment      ***

6.5 All other components with a price change from the current standard will be reflected in the standard costed BOM at the end of the current quarter ***

6.6 Both Companies agree to meet April 1st and October 1st to review pricing. The reviewed pricing will be effective May 1st and November 1st respectively.

-------------------------
*** MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.





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7.0   PURCHASE ORDERS AND FORECAST

7.1 DMEX will receive its firm purchase orders for PCAs through HP-MIPO. Reference ADDENDUM A.1.0 for details of purchase order management.

7.2 DMAL will receive its firm purchase orders for PCAs through HP-AHMO. Reference ADDENDUM A.2.0 for details of purchase order management.

7.3 HP-SDD will provide Dovatron with a 12 month rolling forecast for production builds every month.

7.4 HP-SDD may postpone or decrease any purchase order by written notice to Dovatron at least five work days prior to the delivery date. HP-SDD may, without charge, extend the delivery date by up to thirty days from the original delivery date. For any reschedule beyond thirty days of the original delivery date, HP-SDD will be responsible for a 1.5% per month carrying charge on material acquired pursuant to the original delivery date.

7.5 The preprinted standard purchase order terms and conditions of both HP-MIPO and HP-AHMO are incorporated by reference, and shall govern transactions between Dovatron and those HP sites, respectively.


8.0   DELIVERY

8.1 HP-SDD expects 100% on time delivery unless delivery commitments are impacted by actions taken by HP-SDD, defined as receipt of product by HP-SDD within a window of three days early and zero days late of the mutually agreed upon committed delivery date.

8.2 Dovatron shall immediately notify HP-SDD of any prospective failure to deliver the specified quantities on the specified delivery date. Should only a portion of the products be available on the delivery date, Dovatron may ship the partial amount only after receiving prior approval from HP-MIPO or HP-AHMO.

8.3 Dovatron is responsible for any expedition fees that may result in ensuring that a shipment meets the committed delivery date, if the lateness is attributed to Dovatron. Likewise, if a delay in shipment is prompted by HP-SDD, expedition fees will by paid by HP-SDD.

8.4   Delivery requirements for DMEX are detailed in ADDENDUM A.1.0

8.5   Delivery requirements for DMAL are detailed in ADDENDUM A.2.0


9.0   MATERIALS AND INVENTORY MANAGEMENT






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9.1   In order to insure fulfillment of  HP-SDD schedule requirements, all quantities of parts planned and ordered by Dovatron in support of the Denali Project are to be used exclusively for Denali, unless otherwise authorized by HP-SDD in writing.

9.2 Dovatron shall follow prudent purchasing practices in order to meet HP-SDD's demand flexibility as outlined in the respective ADDENDUM A.1.0,
      A.2.0 while minimizing total inventory exposure. Dovatron shall implement a comprehensive purchasing system that ensures that HP-SDD's purchase orders will be fulfilled. The purchasing system must utilize a rolling forecast to the component suppliers and allow for accurate percentage award allocations.

9.3 Dovatron shall buy all components according to HP-SDD's approved vendor list ("AVL") and any sourcing plans.

9.4 Dovatron shall maintain a supplier database for all the purchased components on the AVL. Dovatron is required monthly to supply to HP-SDD a report highlighting any supplier that falls outside the required lead-time and that affects the purchase order requirements and demand flexibility requirements as outlined this Agreement and in the respective ADDENDUM A.1.0, A.2.0.

9.5 Dovatron shall provide HP-SDD, once per quarter, a report statistically showing the quality, delivery, lead-time and cost trends for the component suppliers. This report will be broken down geographically and consolidated for both manufacturing facilities as outlined in EXHIBIT E.5.0, MATERIAL AND SUPPLIER MANAGEMENT PROCEDURE AND RESPONSIBILITIES.

9.6 As referenced in EXHIBIT 5.0 SECTION 5.0.2 Both Companies agreed on the issuance by Dovatron of a monthly report on component inventory exposure.


10.0  MATERIAL LIABILITY

10.1 In the event of an engineering change pursuant to Section 12.2 below, or complete or partial termination/cancellation, (including a severe volume drop, or discontinuance of an HP-MIPO or of an HP-AHMO purchase order), HP-SDD shall be liable for Dovatron's actual termination inventory in accordance with the following conditions:


a) HP-SDD SHALL PURCHASE DOVATRON'S on hand inventory and material ordered within the reported cancellation window as defined in EXHIBIT E.5.0, MATERIAL AND SUPPLIER MANAGEMENT PROCEDURE AND RESPONSIBILITIES, that is required to support the scheduling, safety stock and flexibility requirements described in the respective ADDENDA A.1.0 AND A.2.0.
      HP-SDD will acknowledge the document found within Exhibit E5.4. within five working days from the date submitted to HP-SDD.

b) Dovatron shall demonstrate best efforts to cancel its purchase order commitments or return for credit or find other uses for the materials intended for use in the HP-SDD product provided that HP-SDD shall be liable for any cancellation charges and penalties.






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c)    Dovatron will cancel all possible pending orders to component suppliers.


d)    HP-SDD will purchase the liable inventory as follows:

      1)   For all raw material,      ***      as quoted and within agreed to
           inventory amounts for all material on-hand in the stockroom, all material on-order inside the suppliers stated cancellation lead time as outlined in EXHIBIT E.5.0, MATERIAL AND SUPPLIER MANAGEMENT PROCEDURE AND RESPONSIBILITIES., and for any supplier stated buffer and safety stock that is non cancelable also outlined in EXHIBIT E.5.0, MATERIAL AND SUPPLIER MANAGEMENT PROCEDURE AND RESPONSIBILITIES.


      2)   For work-in-process,      ***

      3)   For finished product,      ***


11.0  PAYMENT TERMS

11.1 HP-SDD and Dovatron shall pay NET 30 days upon proof of shipment of product from Dovatron. Reconciliation of discrepant receipts are outlined in the respective ADDENDA A.1.0 AND A.2.0

11.2  Currency will be in U.S. dollars.

11.3 Dovatron shall pay all HP-SDD component suppliers based on the terms and conditions outlined on Dovatron purchase orders.


12.0  WARRANTIES:

12.1 WARRANTY. DOVATRON warrants to HP-SDD that items assembled or manufactured by DOVATRON will conform to mutually agreed upon specifications and be free from defects in workmanship under normal use and service for a period of one year after shipment by DOVATRON. DOVATRON's responsibility shall be limited to procurement of materials, incoming inspection, and safe handling of the components while in-house at DOVATRON. HP-SDD is responsible for the selection of all materials, as well as ensuring the quality of the vendors and the compatibility of the components. HP-SDD is also responsible for designing a product which does not unduly stress the components being used. DOVATRON's obligation under this warranty is limited to replacing, repairing, or issuing credit for any said items that after inspection are deemed defective by DOVATRON. All

-------------------------
*** MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.





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      defective products shall be returned to DOVATRON manufacturing facility,
      F.O.B. HP-SDD, with reference to a DOVATRON supplied Returned Materials Authorization number ("RMA"). No products inspected by DOVATRON shall be returned without the prior written consent of DOVATRON unless the cause for the rejection or defect is mutually determined to be the responsibility of DOVATRON. A shipping and handling charge will be assessed for invalid returns or those where no defect is found.

      THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE AND FOR ALL OTHER OBLIGATIONS OR LIABILITIES ON DOVATRON'S PART.

12.2 DOVATRON neither assumes nor authorizes any other person to assume for DOVATRON any other liability in connection with the sale of the said items. This warranty shall not apply to any of such products which shall have been repaired or altered except by DOVATRON or which shall have been subject to misuse, negligence, or accident. A prior written authorization must be obtained from DOVATRON before any items can be returned to DOVATRON pursuant to a warranty claim. DOVATRON is not liable for incidental, consequential or special damage of any kind or for personal injury resulting directly or indirectly from the design, material, workmanship, operation or installation of the items being assembled under this agreement.

12.3 PRODUCT RECALL. Dovatron shall reimburse HP-SDD for reasonable and mutually agreed to recall costs incurred by HP-SDD for recall campaigns [related to] that are the direct result of workmanship defects in the Products [provided thereunder] manufactured by Dovatron hereunder in order to remedy a breach of Dovatron's warranty provided in Section 11.1 hereof. In the event of any dispute between Dovatron and HP-SDD with respect to such recall costs, the "Dispute Resolution Process" specified in Section 15.4 hereof shall apply.


13.0  PROCESS OR ENGINEERING CHANGES

13.1 Dovatron shall not undertake any significant process changes affecting performance, form, fit or function, or life reliability without the prior written notice to and concurrence of HP-SDD.

13.2 HP-SDD may, effective upon notice to Dovatron, change HP-SDD's design, specification or process requirements at any time. If any such change directly affects the price, delivery or quality performance of product, an equitable impact proposal shall be presented to HP-SDD for approval prior to Dovatron initiating any change.

13.3 Dovatron shall follow the requirements as specified in REFERENCE R.5.0, PCO PROCESS AND AVL CONTROL.


14.0  TECHNICAL, QUALITY, RESPONSIVENESS, DELIVERY, COST (TQRDC)





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      REVIEW

14.1 Dovatron will be evaluated quarterly by means of HP-SDD's supplier performance expectations as outlined in REFERENCE R.6.0, TQRDC REVIEW.

14.2 HP-SDD will collect feedback from both MIPO and AHMO to prepare a TQRDC review with Dovatron. Where objectives are not met, both parties will establish a mutually agreed upon corrective action plan.

14.3 HP-MIPO and HP-AHMO may elect to establish their own TQRDC schedule and will be highlighted in the respective ADDENDUM A.1.0 AND A.2.0. If referenced in an Addendum, the Addendum will take precedence over the terms of this Agreement.


15.0  TERMINATION

15.1 All orders issued prior to the effective date of any termination shall be fulfilled pursuant to the terms of this Agreement, even if the delivery dates of the products of this Agreement under such orders are after the effective date of the expiration or termination.

15.2 If Dovatron fails to perform this Agreement HP-SDD and Dovatron shall immediately initiate a senior management meeting to resolve the related issues, concerns, or deviance. If Dovatron is unable to remedy the problem, a one month written notice of cure will be issued by HP-SDD to serve as notice of the need for final resolution. HP-SDD reserves the right to terminate this Agreement (in whole or part) by furnishing Dovatron with six months written notice of termination. Dovatron reserves the right to terminate this Agreement, (in whole or part), by furnishing HP-SDD six months written notice of termination


15.3 Termination for any other reason by either party will require a senior level management meeting between HP-SDD and Dovatron to discuss the reasons relating to termination. This meeting will focus on reviewing the reasons for termination and, in good faith, attempt to resolve the issues through exploring other alternatives to negate the need to terminate this Agreement. If a resolution cannot be obtained, HP-SDD will use best efforts to provide Dovatron with a six month phase out plan. In addition, all remaining inventory will follow the Material Liability Process outlined on 9.0.


15.4 DISPUTE RESOLUTION PROCESS. It is the intent of the parties that any dispute be resolved informally and promptly through good faith and negotiations between HP-SDD and Dovatron. Either party may initiate the proceedings by written notice to the other party setting forth the particulars of the dispute. The parties shall meet in good faith to jointly define the scope of the problem and a method to remedy the dispute. If these meetings are not productive of a resolution, then the mutually agreed to assigned representatives of HP-SDD and Dovatron will meet and confer in a bona fide attempt to resolve the matter. If





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      complete Agreement cannot be reached by the parties within 30 days of initiation of this process either party may seek to have the dispute redressed by litigation.

15.5 This Agreement shall be interpreted and governed by the laws of the State of California. Dovatron and HP hereby consent to the jurisdiction and venue of such courts.

16.0  PROPRIETY INFORMATION

16.1 HP-SDD owns all rights, titles, and interests with respect to the intellectual property of the Product.

16.2 HP- SDD and Dovatron shall execute as part of this Agreement the E.6.0, HP-SDD Standard Confidential Disclosure Agreement. The term "confidential information" shall include:

      a) HP-SDD furnished drawings, specifications, software, photographs and other engineering or manufacturing information shall remain proprietary property and when no longer required for the performance of the PCAs to be manufactured, shall be returned to HP-SDD. This property shall only be duplicated as authorized in writing by the disclosing party and shall be returned to the disclosing party upon request.

      b) All information or data concerning or relating to HP-SDD's products (including the discovery, invention, research, improvement, development, or sale of HP-SDD products) or business operations of either party (including sales costs, profits, pricing methods, materials pricing, organization, employee or customer lists and processes).

      c) All procurement information including component contract pricing of the disclosing party, including supplier names/AVL, HP-SDD part numbers, production schedules, component and assembly lead-times, forecast data, order quantities and other terms and conditions, including fully costed
      (BOMs).

16.3 ALL HP CONFIDENTIAL INFORMATION SHALL BE USED ONLY IN THE PERFORMANCE OF THIS AGREEMENT AND SHALL BE RETURNED TO HP UPON ANY EXPIRATION OR TERMINATION OF THIS AGREEMENT.

170   EQUIPMENT AND INVENTORY

17.1 Dovatron shall be solely liable and responsible for any loss of or damage to HP-SDD equipment, test fixtures or inventory in the care, custody and control of Dovatron.

18.0  PRODUCT SUPPORT

18.1 Discontinuance leading to a lifetime buy requirement shall be used by Dovatron as a last resort, and only under extreme circumstances where Dovatron is unable to support an HP Product through the life of this Agreement. In the exceptional case where Product will not be available from Dovatron after the conclusion of this Agreement, Dovatron shall give a





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      minimum of one year's notice in advance of the last order date that
      Dovatron will accept an order for the Product(s).

19.0  MISCELLANEOUS

19.1 SURVIVAL. The following terms and conditions of this Agreement shall survive termination of this Agreement for any reason: Section 11 (Warranties), Section 14.2 (Dispute Resolution Process), and section 15 (Proprietary Information).

19.2 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and in such event, such provision shall be changed and interpreted so as to best accomplishes the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

19.3 RIGHTS AND REMEDIES CUMULATIVE. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

19.4 THIRD PARTIES. Nothing in this Agreement is intended, nor shall be deemed to confer any rights or remedies upon any person or legal entity not a party hereto.

19.5  ASSIGNMENT.   The rights, duties and obligations under this Agreement
      shall not be assignable by any party without the prior written consent of the other parties, except as provided by this Agreement. Any attempted assignment without the required consent will be void. Notwithstanding the foregoing, all rights, duties and obligations under this Agreement may be assigned to an affiliate of a party ("affiliate" is identified as a company in which a party owns 50% or more of that company) without the prior written consent of the other parties.

19.6  ENTIRE AGREEMENT, AMENDMENT.   This Agreement, along with the exhibits,
      addenda and references, attached hereto, embodies the final, complete and exclusive understanding between the parties, and replaces and supersedes all previous agreements, understandings or arrangements between the parties with respect to the subject matter contained herein. No modifications or waiver of any terms or conditions hereof nor any representations or warranties shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of each party hereto.

19.7  FORCE MAJEURE.   No party shall be liable to any other party for its
      failure to perform any of its obligations under this Agreement, other than the failure to pay any sums where due, during any period in which such performance is delayed because rendered impracticable of impossible due to circumstances beyond its reasonable control, provided that the party e experiencing the delay promptly notifies the other parties of the delay.

19.8  NOTICES.   All notices, consents, agreements, communications, requests and the like required





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      or permitted under this Agreement will be writing and will be deemed given and received (a) when delivered personally, (b) when sent by confirmed telecopy, (C) three days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (d) two days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:

      If to Dovatron:
      4076 Specialty Place
      Longmont, CO 80504
      Attention:  Carl Plichta
      Phone: (303) 772 2954
      Fax:     (303) 684 0909


      If to HP-SDD:
      16399 West Bernardo Drive
      San Diego, California 92127-1899
      Attention: Nancy Huelsmann
      Phone: (619) 655 8651
      Fax:     (619) 675 7004

      or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith.

19.9  WAIVER.   The failure of any party to enforce the provisions of this
      Agreement shall not be deemed a waiver of such provisions or of the right of such party thereafter to enforce such provisions.

19.10 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

19.11 HP-SDD will defend, at is expense, any action brought against Dovatron to the extent that such action is based on the claim that a PCA manufactured by Dovatron in conformance with HP-SDD's specifications directly infringe the intellectual property rights of any third party, provided that HP-SDD is promptly notified in writing of the commencement of such action and is given the authority, information and reasonable assistance ( at HP-SDD expense) necessary to defend or settle such action. In addition, HP-SDD shall pay all damages and costs finally awarded in such action.

19.12 ORDER OF PRECEDENCE. In the event of any conflict with or inconsistency between any of the terms of this Agreement, any Addendum hereto or the purchase order terms and conditions, the following order of precedence shall apply: (1) this Agreement; (2) any Addendum; and (3) the purchase order terms and conditions.

19.13 LIMITATION OF LIABILITY. In no event shall either party hereto be liable for any incidental, consequential, indirect, or special damages, including (without limitation) damages for lost





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      profits, loss of revenue, cost of capital, claims or customers for service interruptions. The total liability of Dovatron (including its subcontractors and suppliers) for all claims, whether in contract, tort (including negligence and product liability) or otherwise, arising out of or connected with this Agreement shall not exceed the total amounts received by Dovatron from HP-SDD with respect to any Products that give rise to such claim or claims.






  --------------------  ----------------------

  Robert Mc Cline       Carl Plichta
  Global Procurement    Senior Vice President
  Hewlett-Packard, SDD  Dovatron International








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                          EXHIBIT 1.0 PRODUCT DESCRIPTION

THE FOLLOWING ASSEMBLIES ARE COVERED BY THIS AGREEMENT:


MAIN DENALI PCA ASSEMBLY                C3801-60104

MAIN KODIAK PCA ASSEMBLY                C5316-60101

N.A. LIU TOP ASSEMBLY                   C3801-60028-1

N.A. LIU PCA ASSEMBLY                   C3801-6015







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                    EXHIBIT 2.0:  QUALITY YIELD EXPECTATIONS


THE FOLLOWING ARE THE FINAL ASSEMBLY TARGET YIELDS AT SDD & HMO:


Q1 after MR less than or equal to 5000ppm

Q2 after MR less than or equal to 2000ppm

Q3 after MR less than or equal to 1500ppm

One year After MR less than or equal to 500ppm

                         EXHIBIT 3.0 QUALITY REFERENCE

The following listed IPC documents will be used for reference in the acceptance or rejection of assembly workmanship by both Dovatron and HP.


IPC-T-50        Terms and Definitions

IPC-CH-65       Guidelines for Cleaning Printed Boards and Assemblies

IPC-RB-276      Quality and Performance Specification for Rigid Printed Boards

IPC-A-600D      Acceptability of Printed Board

IPC-QE-605      Printed Board Quality Evaluation Handbook

IPC-A-601A      Acceptability of Electronic Assemblies

IPC-R-700G      Guidelines for Modification, Rework, and Repair of Printed
                Board and Assemblies


NOTE:  These are nonattached references.

                                  Exhibit 4.0


                                      ***















*** EXHIBIT (1 PAGE) OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
    THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

                                   Exhibit 5


                                      ***




















*** EXHIBIT (23 PAGES) OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
    TREATMENT.  THE OMITTED MATERIAL IS FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT 6

                       CONFIDENTIAL DISCLOSURE AGREEMENT
--------------------------------------------------------------------------------

Effective Date:    January 31, 1997

In order to protect certain confidential information, Hewlett-Packard Company and its corporate affiliates ("HP"), and the "Participant" identified below, agree that:

1. DISCLOSING PARTY: The party disclosing confidential information ("Disclosure") is both parties (Note: Fill in "HP", "Participant", or "both parties".)

2. PRIMARY REPRESENTATIVE: Each party's representative for coordinating disclosure or receipt of confidential information is:

HP:                   HEWLETT-PACKARD SAN DIEGO DIVISION
    -------------------------------------------------------------------------

PARTICIPANT:                     ERNESTO LOPEZ
            -----------------------------------------------------------------

3. DESCRIPTION OF CONFIDENTIAL INFORMATION: The confidential information disclosed under this Agreement is described as:

HP:                ALL NECESSARY INFORMATION TO MANUFACTURE
   --------------------------------------------------------------------------

                     PCAS FOR DENALI & KODIAK PRODUCTS.
-----------------------------------------------------------------------------

PARTICIPANT:                ALL PROCESS PROCEDURES TO ENSURE
            -----------------------------------------------------------------

     QUALITY AND DELIVERY.  ALSO FINANCIAL INFORMATION.
-----------------------------------------------------------------------------
(Note: Be specific; for example, individually list materials provided. Attached additional sheets if needed.)

4. USE OF CONFIDENTIAL INFORMATION: The party receiving confidential information ("Recipient") shall make use of the confidential information only for the following purpose (e.g., "evaluation and testing for a make/buy decision on project xyz"):

HP:                 TRACK PERFORMANCE OF DOVATRON INTERNATIONAL
   --------------------------------------------------------------------------

PARTICIPANT:                   MANUFACTURE PCAS FOR HP-SDD
            -----------------------------------------------------------------

5. CONFIDENTIALITY PERIOD: This Agreement and Recipient's duty to hold confidential information in confidence expire on:

                              DECEMBER 31, 1999
-----------------------------------------------------------------------------
(Note:  This is the period of protection of confidential information.)

6. DISCLOSURE PERIOD:   This Agreement pertains to confidential information
that is disclosed between the Effective Date and

                              DECEMBER 31, 1999
-----------------------------------------------------------------------------
(Note: This is the period during which confidential information is going to be disclosed.)

7. STANDARD OF CARE: Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the confidential information as Recipient uses to protect its own confidential information of a like nature.

8. MARKETING: Recipient's obligations shall only extend to confidential information that is described in paragraph 3, and that: (a) comprises specific materials individually listed in paragraph 3; or, (b) is marked as confidential at the time of disclosure, or, (c) is unmarked (e.g. orally disclosed) but treated as confidential at the time of disclosure, and is designated as confidential in a written memorandum sent to Recipient's primary representative within thirty days of disclosure summarizing the confidential information sufficiently for identification.

9. EXCLUSIONS: This Agreement imposes no obligation upon Recipient with respect to information that: (a) was in Recipient's possession before receipt from Disclosure; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by Recipient from a third party without a duty of confidentiality; (d) is disclosed by Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by Recipient; (f) is disclosed under operation of law; or (g) is disclosed by Recipient with Discloser's prior written approval.

10. WARRANTY: each Disclose warrants that it has the right to make the disclosures under this Agreement. NO OTHER WARRANTIES ARE MADE BY EITHER PARTY UNDER THIS AGREEMENT. ANY INFORMATION EXCHANGED UNDER THIS AGREEMENT IS PROVIDED "AS IS".

11. RIGHTS: Neither party acquires any intellectual property rights under this Agreement except the limited rights necessary to carry out the purposes set forth in paragraph 4. This Agreement shall not restrict reassignment of Recipient's employees.

MISCELLANEOUS

12. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services or products.

13. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Discloser, or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

14. This Agreement does not create any agency or partnership relationship.

15. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

16. This Agreement is made under, and shall be construed according to, the laws of the State of California, U.S.A.

                            HEWLETT-PACKARD COMPANY

     San Diego Division
-----------------------------------------------------------------------------
                                 (Entity Name)
     16399 W. Bernardo Drive
-----------------------------------------------------------------------------

     San Diego , CA  92127
-----------------------------------------------------------------------------
                                   (Address)

BY
   --------------------------------------------------------------------------
                        (Functional Manager's Signature)
     Mike Fawkes
-----------------------------------------------------------------------------

     Manufacturing Manager
-----------------------------------------------------------------------------
                                    (Title)


                                  PARTICIPANT

     Dovatron International
-----------------------------------------------------------------------------
                                 (Company Name)
     4076 Specialty Place
-----------------------------------------------------------------------------

     Longmont, CO  80504
-----------------------------------------------------------------------------
                                   (Address)

BY
   --------------------------------------------------------------------------
                             (Authorized Signature)
     Carl Plichta
-----------------------------------------------------------------------------

     VP HP WW Programs
-----------------------------------------------------------------------------
                                    (Title)

ADDENDA


A.1.0   Not yet executed

A.2.0   Not yet executed

REFERENCE 1.0


CM:           DOVATRON MEXICO
PRODUCT:      NORTH AMERICAN LIU
WORKWEEK:     18
WEEK ENDING:  MAY 2, 1997


1) LINE YIELD LOSS SUMMARY


====================================================================================================
     Station           Description      Prev. Mth   WW14    WW15    WW16    WW17    WW18   Cur. Mth
----------------------------------------------------------------------------------------------------
     Station           Description      Prev. Mth   WW14    WW15    WW16    WW17    WW18   Cur. Mth
====================================================================================================
                   Total PCA Inspected
                   ---------------------------------------------------------------------------------
AUTOMATIC          Total Defective PCA
                   ---------------------------------------------------------------------------------
Insert/production  Yield Loss In PPM        0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
100% inspect       Target In PPM          50ppm    50ppm   50ppm   50ppm   50ppm   50ppm    50ppm
====================================================================================================
                   Total PCA Inspected      0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Total Defective PCA      0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Yield Loss In PPM        0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Target In PPM
====================================================================================================
                   Total PCA Inspected
                   ---------------------------------------------------------------------------------
POST WAVE          Total Defective PCA
                   ---------------------------------------------------------------------------------
Production 100%    Yield Loss In PPM        0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
Inspection         Target In PPM         500ppm    500ppm  500ppm  500ppm  500ppm  500ppm   500ppm
====================================================================================================
                   Total Tested
                   ---------------------------------------------------------------------------------
                   Total Defects
                   ---------------------------------------------------------------------------------
       ICT         Yield Loss %             0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Target In %             2%        2%      2%      2%      2%      2%       2%
                   ---------------------------------------------------------------------------------
                   Total Repaired
                   ---------------------------------------------------------------------------------
                   WIP For Repair
====================================================================================================
ICT Breakdown      Material

                   Process

                   Workmanship

                   NIF

                   Others
====================================================================================================
                   Total Tested
                   ---------------------------------------------------------------------------------
                   Total Defects
                   ---------------------------------------------------------------------------------
       FCT         Yield Loss %             0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Target In %            0.1%      0.1%    0.1%    0.1%    0.1%    0.1%     0.1%
                   ---------------------------------------------------------------------------------
                   Total Repaired
                   ---------------------------------------------------------------------------------
                   WIP For Repair
====================================================================================================
ICT Breakdown      Material

                   Process

                   Workmanship

                   NIF

                   Others
====================================================================================================
                   Total Inspected
                   ---------------------------------------------------------------------------------
       OBA         Total Defects
                   ---------------------------------------------------------------------------------
                   Yield Loss In %          0        0       0       0       0       0        0
                   ---------------------------------------------------------------------------------
                   Target In %            0.01%    0.01%   0.01%   0.01%   0.01%   0.01%    0.01%
====================================================================================================

===========================================================================================
                                WORK WEEK:  18
  DEFECT BREAKDOWN          WEEK ENDING:  05/02/97          PRODUCTS:  NORTH AMERICAN LIU
-------------------------------------------------------------------------------------------
  STATION     CLASS    QUANTITY BOARDS  DEFECT BREAKDOWN  QUANTITY DEFECTS     LOCATIONS
-------------------------------------------------------------------------------------------
  STATION     CLASS    QUANTITY BOARDS  DEFECT BREAKDOWN  QUANTITY DEFECTS     LOCATIONS
===========================================================================================


Automatic
Insertion
Top side


===========================================================================================


POST IR BOT


===========================================================================================


 POST WAVE


===========================================================================================

===========================================================================================
                                 WORK WEEK:  18
   DEFECT BREAKDOWN          WEEK ENDING:  05/02/97          PRODUCTS:  NORTH AMERICAN LIU
-------------------------------------------------------------------------------------------
   STATION      CLASS   QUANTITY BOARDS  DEFECT BREAKDOWN  QUANTITY DEFECTS     LOCATIONS
-------------------------------------------------------------------------------------------
   STATION      CLASS   QUANTITY BOARDS  DEFECT BREAKDOWN  QUANTITY DEFECTS     LOCATIONS
===========================================================================================


     ICT


===========================================================================================


     FCT


===========================================================================================


     OBA


===========================================================================================

                          REF. 2.0 - ICT AND FCT PLANS

      DEVELOPMENT AND IMPLEMENTATION OF AN INTEGRATED GLOBAL TEST STRATEGY
                          WITH CONTRACT MANUFACTURERS

                                       BY

                                   JOHN SEDEJ

                                 MIKE MCDANIEL

ABSTRACT

     The San Diego Division has targeted the Home Office/Small Office market with its multi-function product line. The highly successful OfficeJet, which is running at 60,000 units per month is being replaced with the Denali platform. Currently, SDD is developing manufacturing plans to produce upwards of 500,000 units per month within the next three to five years. Implementing a global test strategy with world-wide contract manufacturers has become crucial to ensure HP quality levels are maintained.

     The high growth projections and cost pressures of the Denali project requires San Diego Division to utilize contract manufacturers for the assembly of the Division's products. SDD is using multiple contract manufacturers for the manufacture of printed circuit boards and electro-mechanical assemblies. Concurrently, the San Diego Division is faced with meeting the challenges of shorter product development cycles, aggressive ramp schedules and multiple product launches. With HP's quality level being highly influenced by its suppliers, SDD must still maintain global control, while keeping its resources at minimum.

     In order to meet the challenge of implementing a global test strategy, San Diego Division has elected to partner with TTI Testron, a test development contract manufacturer. The objective of this partnership is to develop a global test strategy that ensures a comprehensive test system is implemented across its contract manufacturing base, thus eliminating the need to maintain a traditional internal test engineering and development infrastructure.

     This paper explores the challenges of establishing and implementing a global test strategy with an external partner. It also outlines the project management challenges of coordinating the multiple interfaces. The ultimate success is determined by maximizing and leveraging off the multiple cross expertise's and the timing of the coordination

INTRODUCTION

     During the development and launch of the Denali program, San Diego's resources in test development were very limited. Due to the critical development path, additional engineering resources were to be focused on product development and not test development. Yet, without early planning and focus on test development, significant opportunities would be missed and the ability to achieve maximum test coverage would be jeopardized. Further complicating the situation was SDD's manufacturing strategy to completely outsource its printed circuit assembly requirements across multiple contract manufacturers. TTI Testron was chosen to support the San Diego Division in developing and implementing its global test strategy due to its global presence and engineering test capabilities. It was recognized that in order for the test strategy to be successful, a strong partnership would have to be developed. This paper explores some of the major challenges faced by establishing and implementing this partnership.

The following major challenges are addressed:

1.   Establishing the overall global test strategy and objectives.

2. Defining the roles and responsibilities of both the internal support personnel and contract manufacturer.

3. Defining and getting agreement on the deliverables for each phase of the development cycle.

4. Coordinating and managing test development during the product development phases.

5. Developing new and/or modifying existing procedures to handle changes and modifications after MR.

CHALLENGE ONE: ESTABLISHING THE OVERALL GLOBAL TEST STRATEGY AND OBJECTIVES

     Clearly defining the test strategy at the start of the project is absolutely critical to ensuring a successful implementation. The test strategy and timing of the plan must be correlated to the product development cycle.
But the effort is highly weighted towards the front end of the project, where the most positive impact can be made. Also, by driving the test requirements from the top down ensures that the same information structure and system is established throughout the various contract manufacturers. The most significant windows of opportunities lie at the start of the design and waiting too long for incorporating the test plans, precludes one from incorporating them.

     In addition to establishing the tactical objectives and focusing on the test coverage, it is important to define the strategic test objectives. Identifying the strategic objectives determines the full scope of resources required. A well defined strategy, also anchors the project effectively, enabling one to compare against the core objectives to ensure that the project is effectively on track.

The San Diego Division established the following test objectives:

     1.   Maximize test coverage at the ICT level.

     2.   Minimize test cycle times.

     3. Establish identical test systems for the same printed circuit assemblies across the contract manufacturing base.

     4. Maintain global control over test systems, both test fixtures and test programs.

     5.   Coordinate test platform changes to maintain identical systems.

     6. Establish a flexible development plan that enhances product development and not hinders it.

     By establishing these strategic objectives, SDD essentially determined the scope of resources that would be required. Test support would be needed immediately at the start of the program and would also be required globally to ensure full implementation of the strategy. Since SDD's test resources were limited, the only remaining choice was to outsource the test development. Developing the internal infrastructure was immediately ruled out because of the limitation placed on test resources. The short development cycle precluded the possibility of creating an internal infrastructure in time to support the program.

     There was another immediate benefit to pre establishing the strategic objectives. The objectives stated by themselves have merit. They set the stage and focus for selling the strategy and getting buy-in from all affected parties. One could always reference these objectives and then build consensus by adjusting for minor differences without significantly deviating from the core. Without pre-establishing clear objectives, endangers one from diverging and getting lost in a tangent path. Successful implementation of the plan requires close cooperation and coordination between numerous organizations within the San Diego Division, AMMO, TTI Testron and the contract manufacturers. The objectives always enables a starting point of reference and serves as the foundation for any discussion. Each project will have its unique set of objectives and the San Diego Division attempted to establish its objectives to encompass all affected parties interests. Maintaining this consensus is an on-going task.

CHALLENGE TWO: DEFINING THE ROLES AND RESPONSIBILITIES OF BOTH THE INTERNAL
               SUPPORT PERSONNEL AND CONTRACT MANUFACTURER.

     A crucial step in establishing the partnership is defining the responsibilities of the individual and team. Without having a clear understanding of each others area of responsibility, it is impossible to have a successful project. This is especially true when working with an outside partner. Unless the supplier has worked extensively with the division, he cannot be expected to understand all the various changes and personalities that make up an organization.

Therefore, it is imperative that one defines for both parties the roles and set the expectations. This step is also crucial in identifying any voids that one may have in the plan.

     The detail and definition of the responsibility of the supplier becomes more crucial with the larger scope of work being outsource. As the suppliers role becomes more involved, then the importance of clearly defining his role becomes more critical. This is true because as the role of the supplier becomes more of a partner, the level of interactions becomes more sophisticated. His expectations and demands must be viewed as an equal with the division as they relate to supporting the objectives of the project. Without a clear definition of the roles, then there is a tendency to slide back into the standard supplier/customer mode and communication tends to be unidirectional A successful project requires true bi-directional communication. Time must be taken at the start of the project to map out and create a responsibility matrix to eliminate any potential misunderstandings.

     During the beginning of the project SDD and TTI established a rough draft of the roles and responsibilities with each other. This also allowed both companies to create a set of common objectives. It is also critical that you periodically review the responsibility matrix to ensure that everyone's expectations remain the same as the project itself evolves. Organizations are changing and as new people are added to the program expectations can change. It is absolutely critical that the team members re-calibrate themselves, especially for the supplier. The supplier is working without the benefit of being within the HP organization and he tends to receive his information in step wise fashion. The changes that take place always appear more severe to him. So it is imperative that one road maps out the various program changes and establishes the expectations of the team members for the various program stages. One of the major objectives of outsourcing the test development is to accomplish more with less and to leverage off and use each other's expertise. Without clearly defining the roles, there is a tendency for redundant activity to take place, thereby eliminating one of the advantages of outsourcing.

CHALLENGE THREE: DEFINING AND GETTING AGREEMENT ON THE DELIVERABLES FOR EACH
                 PHASE OF THE DEVELOPMENT CYCLE.

     Defining the deliverables for each of the project development phases is absolutely critical. The project and test development is undergoing a constant evolution with each new phase potentially requiring changes and/or modifications. Without clear tactical deliverables defined for each development phase and their associative test coverage expectations established, there will be a constant misunderstanding between the parties. This will only lead to a deterioration in the relationship and potentially yield an unsatisfactory result. By establishing the test expectations for each phase, clearly sets the base line and metrics for tracking the performance of the plan. The success of the test plan and coverage requires strong cross communication between the test development supplier and HP. Clear defined deliverables, objectively sets the requirements amongst the team members and allows for a more productive interface. It also serves as an objective measure of the success of the strategy at the various stages of the project.

     SDD established a set of test coverage deliverables with TTI prior to critical phases of the project. It was evident that a formal definition of the deliverables is required up front and that they need be reviewed periodically. As the project evolved, the deliverables had to be adjusted to accommodate the changes that were encountered. But without a formal pre-established deliverable list, one could never be assured whether previously established commitments were being met. One of the biggest generators of tension and frustration between a partnership is the feeling that commitments are not be met. The list serves as the objective means of measuring the success of the commitments.

     Another critical use of the deliverable list is to verify and track the effectiveness of the test program and fixtures. As one passes through each phase of the program development and produces a certain number of units, one can monitor the quality levels and then review the robustness of the test program. And then intelligently make the necessary modifications to the test platform and program to obtain the desired quality levels.

CHALLENGE FOUR: COORDINATING AND MANAGING TEST DEVELOPMENT DURING THE PRODUCT
                DEVELOPMENT PHASES.

     The success of the global test strategy and implementation is highly dependent on the effectiveness of the management of the project. This is especially true when using an outside supplier for both the test development and manufacturing, which tends to complicate the communication channels. Perhaps the most important first step in managing the project is to ensure that you have buy-in from all the affected parties and that everyone agrees on the project objectives. Without adequate understanding and agreement from the affected parties, one only complicates the management and jeopardizes the success of the plan. Extensive time and effort is required establishing and obtaining a joint agreement. But there are other benefits from making the effort. By getting everyone to understand and agree on the objectives, creates a certain momentum between the team members that could not be duplicated in any forced manner. Care must be taken to analyze and review upfront who all the affected parties could be and immediately start building consensus. The San Diego division sought out the support of the contract manufacturers which are the recipients of the test platforms, HN10, SDD's Asian top level manufacturing site, and the following organizations within SDD: R and D, Manufacturing Engineering and Procurement. This process took numerous personal meetings and conferences over a period of a year.

     Successful project management requires the balancing of several variables. One must ensure and maintain strong technical exchange between the R and D team and the test development supplier. This requires direct and personal contact between the cross team members. Anything that can be done to facilitate this is an added benefit In order to meet the tight development schedules, the test development supplier must be aware of the latest information as early as possible so they can incorporate the changes. In addition, someone must ensure that the overall test strategy and required deliverables are on track and will support the overall project objectives. Constant feedback and cross communication is required to ensure that everyone is working with the latest information and that the best recommendations are being incorporated. With all the required cross communications taken place, it is critical to hold periodic check point and review meetings to ensure that everyone is at the same level of understanding. One needs to accelerate and facilitate the communication flow so that opportunities are not lost, but without careful management it is also easy to create confusion and misunderstandings. Holding periodic reviews and issuing detailed status reports helps prevent problems.

     The San Diego Division set up weekly reviews and meetings with TTI Testron and R and D to review and develop the test platforms. These meetings were then expanded to include Manufacturing Engineering. Although one does not want to spend too much time generating status reports, it was apparent that without regular meetings and status reports, confusion and misunderstandings quickly generated. Procurement worked with R and D to ensure that the overall project was tracking to the development and implementation schedule and ensured that the contract manufacturer was included in the i communication loop. It is extremely important that the contract manufacturer's input is included, since you must have assurances that the robustness of the design supports the manufacturing plans and environment. The main objective is to end up with a platform that provides maximum coverage possible at the lowest possible cycle count. Each player brings a certain perspective and need. By coordinating effectively all the various players, ensures that all the perspectives are incorporated within a reasonable balance.

CHALLENGE FIVE: DEVELOPING NEW AND/OR MODIFYING EXISTING PROCEDURES TO SUPPORT
                OUTSOURCING THE TEST DEVELOPMENT.

     Current procedures and support systems are structured towards test development organizations and systems that utilize internal development teams. One must review these systems and procedures to see how they can be adapted or modified to support the new model of outsourcing the test development. This becomes extremely important when one looks beyond the MR date. New questions arise and must be answered such as how to efficiently incorporate changes after production is launched and how to maintain and support the systems once they have been implemented.

     The San Diego Division has adopted a modified model where the ongoing program and fixture modifications will be handled by TII Testron under the joint review and approval of SDI) and HMO. But this will be done in a coordinated fashion in order not to jeopardize one of the original goals of ensuring identical test systems and coverage. The idea is that no modification can be accomplished without the approval and knowledge of all affected parties and the change must be incorporated universally. This ensures identical coverage and the ability to correlate the data on a global basis. The "learned" performance of the process is documented and distributed to all the contract manufacturers, and not just those privy to the event. But this also highlights the need to establish a strong partnership with your outside test development supplier since his services will be required on an on-going basis. Care must be taken when choosing the start-up supplier and on-going monitoring of their available resources and capabilities must be maintained. This emphasizes one of the misnomers of outsourcing that most organizations tend to overlook. Outsourcing alone does not eliminate all the issues associated with the task and certain requirements and issues will always remain. Strong on-going project management will be required and the level of sophistication of the people managing the project increases with the complexity of the task being outsourced. Care must also be taken with the internal resources as they rotate to other projects to ensure that the same level of interfacing with the supplier is maintained. It does not take long for the communication system to break down quickly, since it tends to be highly people dependent.

     In order to maintain the on-going objective of identical test systems and to ensure the same high level of coverage, requires centralized coordination from the engineering division. This does not imply absolute control and, in fact, is not recommended, but some type of centralized control is required. The complexity of the project and manufacturing strategy will determine the level of coordination required from the engineering division.

SUMMARY

     The San Diego Division chose to outsource its test development with TTI Testron primarily due to resource constraints and the need to provide global consistency with its test platforms and coverage. The benefits to date have been the ability of the division to develop a more comprehensive test platform
that has kept up with its shortened project   development cycle. The San Diego
Division has been able to support the development ; and launch of four different test platforms with four different contract manufacturers in five different countries without adding test resources. In addition, the test program development and coverage has been controlled by the R and D team with the tactical development and implementation being handled by TTI Testron. The San Diego Division has been able to leverage off the test manufacturing experience of TTI Testron while focusing on its core strength. The San Diego and HMO division continues to focus on the project management of the test strategy, while TTI Testron focuses on the mechanics of developing and implementing the test platforms. TTI Testron was also tasked with managing and coordinating the test fixture development and buy-offs with the contract manufacturers of the printed circuit assemblies. This model allowed for each partner to focus on their core strengths and enabled a more comprehensive test system to be created than if being implemented and controlled by SDD alone. With an effective project management system to support the team members, a synergistic advantage can be successfully achieved.

     The final objective of this test strategy is to enable the San Diego Division to monitor and accurately correlate the quality data on a global basis. The plan also ensures that the systems to monitor the printed circuit assemblies are the same. This consistency adds to the confidence level, enabling for more effective decisions and allowing for changes to be made quickly on a global basis. The test platforms utilized serve as the last quality and check barrier and must be implemented to protect HP's interest. By utilizing TTI Testron, the San Diego Division has been able to maintain global control over the test platforms without having to create a large test infrastructure in order to meet its objectives.

SPECIAL THANKS AND APPRECIATION

     A special thanks and appreciation to Henry Munoz and Johnson Ng of TTI Testron for their personal dedication, commitment and vision to ensuring that the objectives of the San Diego Division were met.

REFERENCES 3.0 AND 4.0



                                                     DOCUMENT:  HP RMA PROCEDURE
                                                          PART NUMBER:  PMOR0009
                                                                          REV: B
                                                                     PAGE 1 OF 5



================================================================================
                                     PROCEDURE NAME
--------------------------------------------------------------------------------

                             RMM process for HP SDD returns

================================================================================

================================================================================
                                       APPLICATION
--------------------------------------------------------------------------------

                          All products manufactured to HP's SDD


================================================================================


================================================================================
                                  VERIFIED   APPROVED  IMPLEMENT
 REV   DATE       CONTENT           BY          BY        BY      PAGES  COMMENT
--------------------------------------------------------------------------------
 A     2/14/97  Initial Release  A. Robles  B. Hehir  A. Robles     5
--------------------------------------------------------------------------------
 B     4/23/97  Updated          A. Morales           A. Morales    5
================================================================================


================================================================================
              REVISION FREQUENCY:  WHERE ANY CHANGE OR MODIFICATION RELEASE
--------------------------------------------------------------------------------

                             Next scheduled revision:  None

================================================================================

                                                     DOCUMENT:  HP RMA PROCEDURE
                                                          PART NUMBER:  PMOR0009
                                                                         REV:  B
                                                                     PAGE 2 OF 5



0.0 INDEX


                        ========================================
                              CONTENTS                     PAGE
                        ----------------------------------------
                        Objective                           2
                        ----------------------------------------
                        Input/Output Diagram                2
                        ----------------------------------------
                        Flow Diagram                        3
                        ----------------------------------------
                        Procedure Description               4
                        ----------------------------------------
                        References                          5
                        ========================================

1.0  OBJECTIVE

     The Objective of this document is to establish the procedure for the Ass'y returns generated at Hewlett Packard's San Diego Division assembly line.


2.0  INPUT/OUTPUT DIAGRAM


SUPPLIER        INPUT                 PROCESS               OUTPUT      CUSTOMER
--------  -----------------      -----------------      --------------  --------
                                 -----------------
   HP     Line return RMA #      DMEX Internal RMA      Repaired Ass'y     HP
          request approved         process to HP
                                      returns
                                 -----------------

                                                     DOCUMENT:  HP RMA PROCEDURE
                                                          PART NUMBER:  PMOR0009
                                                                         REV:  B
                                                                     PAGE 3 OF 5



3.0    FLOW DIAGRAM




                                 [FLOW CHART]

4.0  PROCEDURE DESCRIPTION

4.1  HP REQUEST & RECEIVE RMA # SAME DAY.

     As soon as the SDD line has detected any problem found in the assemblies produced by DMEX, the SDD responsible person must contact DMEX Program Manager to request a RMA number. An RMA # will be supplied back to IAP person by this Program Mgr. A database identified as HP-RMADB.xIs will be keep updated with all RMA's requested from SDD with the appropriate information including all generated corrective actions and solutions.

4.2  ISSUE FORMAT PMFT0005.
     DMEX program manager will log all details on RMA in the format PMFT0005 and get all authorization signatures requested.

4.3  HP SEND BACK TO DMEX THE NON CONFORMING ASS'YS.
     HP SDD then. will send the Non Conforming ASS Ys back to DMEX. As soon as the material is received there is a period of three (3) calendar days to these ASS'Ys must be repaired and send it back to SDD. These ASSY's must be tagged and sent back with a description of line failures found by Serial Number. A report of the failures found on rejected boards must be attached with the HP shipment.

4.4  ASS'YS SEND TO THE FLOOR
     Once the material is received, must be processed according to the internal rework process factory plan, based on the HP's Non Conforming Process ( For ASS'Ys returned to the CM ) procedure, This PIP procedure is pan of this document and is located on page 6 of this Document.

4.5  CREDIT MEMO
     DMEX will generate an credit memo to HP for the same amount of ASS'Ys described on the RMA document PMFT0005.

4.6  MATERIAL THAT HAS BEEN RETURNED BEFORE
     Once the rejected ASS'Ys start to be processed internally at DMEX, the first step is to verify how many 'R' the PCBA has stamped. Here are two possibilities;

     1. If the PCBA has two 'R', the board must to be diagnosed and generate a report of failures found, however. the final disposition will be 'Scrap'. It is not allowed by I IP to rework any PCBA by third time.

     2. If the PCBA has one 'R', the assembly must be processed according to the internal rework process factory plan based on the Non Conforming Process ( For PCA's returned to the CM, Rev 1A ).

4.7  ASS'Y REWORK
     If the Ass'y has no 'R's or only one 'R', this board must be processed in accordance to the Non conforming Process (For Ass'y returned to the CM Rev 1A).


4.8  DATA COMPILATION AND RESORTS
     Once the Ass'y has been repaired all data collected from diagnostics and repairs will be keep in-a electronic data base named HP_LRDB.XLS. This DataBase will be updated any lime with the data collected from the line returns received from SDD. Also this information will serve as support to create all the troubles found and Corrective actions reports. Also to track the status of these corrective actions.

4.9  REPORTS DISTRIBUTION
     A problems found and no trouble found report together with Corrective actions report will be issued and] distributed to the following persons:

     o  RMA # requester at SDD
     o  Dovatron s HP world wide Program Manager
     o  MIPO representative

     o  DMSC Program Manager
     o  DMEX Program Manager

4.10  SEND REPAIRED ASS'YS
      Repaired ASS y will be sent back to SDD as regular production

4.11  END OF THE PROCEDURE.

5.0   REFERENCES

      o Non Conforming Process (For PCAs returned to the CM) Rev 1A.
      o DMEX RMA format # PFT0005

REFERENCE 5.0 PCO PROCESS AND AVL CONTROL


================================================================================
REV       RELEASED          REVISION CHANGES          EFFECTIVITY
--------------------------------------------------------------------------------
1        January 1        Initial Release.            January 6, 1997
2        JANUARY 24       CLARIFICATION CHANGES.      JANUARY 24










================================================================================



APPROVED BY:  /s/ G. EDGMON             G. EDGMON           DATE: JAN. 2, 1997
              PROGRAM MANAGER

DISTRIBUTION:  Julio Acevedo   (MIPO)            Alvaro Aguilar    (DMEX)
               Jesus Bernal    (DMEX)            Sergio Guevara    (DMEX)
               Pat Hehir       (DMEX)            Ernesto Lopez     (MIPO)
               Mike McDaniel   (SDD)             Henry Munoz       (TTI)
               Carl Plichta    (DOV HQ)          Arturo Robles     (DMEX)
               Bernardo Romero (DMEX)            Luis Valtierra    (MIPO)
               BC Seow         (DMAL)            Simon Choo        (DMAL)
               Lily Aw         (Singapore)       Greg Edgmon       (DOV HQ)


1.0   PURPOSE:

      The purpose of this procedure is to establish a method of communicating and tracking Customer Engineering Changes.

2.0   SCOPE:

      This procedure applies to the all Dovatron facilities involved in the Denali program. This procedure applies to both process and materials changes.

3.0   REFERENCE DOCUMENTS:

      PCO (Process Change Order) Form

4.0   DEFINITIONS:

      DMEX:                  Dovatron Mexico Facility.
      DMAL:                  Dovatron Malaysia Facility.
      DOV HQ:                Dovatron Worldwide Corporate Headquarters.
      Customer:              HP SDD.
      Customer IPO:          MIPO/SIPO
      PCO:                   HP supplied Process Change Order.

5.0   ENGINEERING CHANGE ORDER PROCEDURE:

5.1   A PCO is transmitted to the Denali Worldwide Program Manager.

5.2   The customer sends the following PCO information:

      [ ]  DATA:       Part Number Affected and Change Details.

      [ ]  DIVISION:   Site Affected.

      [ ]  DATES:      Implementation Date.

      [ ]  DIRECTION:  Assembly, Component and WIP Disposition.

              5.2.1 The DATA portion of the PCO must include:

      [ ]  Part Number Affected.

      [ ]  Revision Level.

      [ ]  Tooling and Process Change Information.

      [ ]  Details of Change.

      [ ]  Customer Part Number , QTY  Per and Description.

      [ ]  Reference Designator(s).

      [ ]  AVL Information and Supplier Selection.

      [ ]  MPN Details and Evaluation Status.

      [ ]  Gerber Data and Drawings.

              5.2.2  The DIVISION portion of the PCO must include:

      [ ]  Site Affected.

      [ ]  Specific Implementation Details.

      [ ]  Qualification and Testing Requirements.

      [ ]  Details of Support Services Provided by Customer (If Applicable).

               5.2.3  The DATE portion of the PCO must include:

      [ ]  Phase in or Cut in Logistics Specified.

      [ ]  Date Required.

      [ ]  Qualification Timeline.

      [ ]  Certification Requirements Schedule.

               5.2.4   The DIRECTION portion of the PCO must include:

      [ ]  Disposition Needs:
           o  Assemblies.
           o  Components.
           o  Work In Process.
           o  Equipment.

      [ ]  Logistics Needs:
           o  Open Order Directive.
           o  PPV Approval.
           o  Scrap Authorization.

5.3   The PCO form is assigned a tracking number and logged in the PCO log.

5.4   The PCO form is transmitted to the site for implementation analysis.


5.5 The site reviews the changes identified on the PCO form and submits the following deliverables to the Denali Worldwide Program Manager:

      [ ] Material Availability.

      [ ] Tooling, Process and Pricing Information.

      [ ] Performance Data for Supplier Allocation Recommendation.

      [ ] Equipment Availability.

      [ ] Estimated Lead Time and Delivery Schedule.

      [ ] Disposition Details:
          o Assemblies.
          o Components.
          o Work In Process.
          o Equipment.

      [ ] Procurement Logistics Details:
          o Continuous Order Execution Status.
          o PPV Analysis.
          o Scrap Analysis.

5.6 The Denali Worldwide Program Manager merges the Site deliverables into a global format and communicates it to the customer for final ECO implementation authorization and approval.

5.7 The Denali Worldwide Program Manager identifies and provides the customer with the following deliverables:

      [ ] Global Coordination Planning Model.
          o Goals and Milestones.
          o Action Item and Follow-up Details.
          o Implementation Schedule Details.

      [ ] Strategic Delivery Planning Schedule.

      [ ] Project Coordination and Implementation Plan Timelines

5.8 Upon receiving implementation direction from the customer, the Denali Worldwide Program Manager contacts the site to execute the implementation plan.

5.9 The site confirms to the Denali Worldwide Program Manager completion of all actions required to implement the ECO.

5.10  The PCO is logged as completed.

5.11 Any pertinent site implementation data is merged into a global format and communicated to the customer.

                                HEWLETT PACKARD

                        SUPPLIER PERFORMANCE EVALUATION
                              AND DEVELOPMENT PLAN

-----------------------------------------------------------------------

SUPPLIER NAME:

SUPPLIER NUMBER:

SUPPLIER REPRESENTATIVE:

COMMODITY BEING EVALUATED:

COMMODITY BUYER:

PROCUREMENT ENGINEER:

PROCUREMENT ENGINEER (MIPO):

EVALUATION DATE:

-----------------------------------------------------------------------


This evaluation is intended as a supplier management tool and a method of compiling performance data to provide feedback to our suppliers. The Procurement Team will work with you to set expectations, create specific objectives and identify actions that you and Vancouver Division can take to continually improve the overall level of performance.

-----------------------------------------------------------------------

SUMMARY:

         Area of                                            Date Last
         Performance                 Score                  Evaluated
         -----------                 -----                  ---------
         Technology
         -
         Quality
         -
         Responsiveness
         -
         Delivery
         -

OVERALL SCORE:                                        DATE:

This score will be calculated on a periodic basis when all five areas are evaluated.



                                                                       REV. 2/90

TECHNOLOGY

OBJECTIVE: Hewlett-Packard must compete in the world market on the basis of manufacturing technology, as well as design technology. We expect our suppliers to be technological leaders in their respective fields of design and manufacturing. Suppliers are expected to participate in mutual engineering throughout HP's products' lifecycle to enable timely introductions and continuous quality and cost improvements.

Provide Leading-Edge Technology Products (T1)


     4 = Usually first with new technology introductions
     3 = Sometimes first with new technology introductions
     2 = Introduces new technology along with other industry leaders
     1 = Follows with new technology within one year after technology introduced 0 = "Me too" for available technologies or none at all N = Not applicable
                                                              T1 SCORE:____

Timely New Product Introductions (T2)

     4 = Usually ahead of promised production availability schedule
     3 = Sometimes ahead of promised production availability schedule
     2 = Meets promised availability schedule
     1 = Sometimes meets promised availability schedule
     0 = Never meets promised availability schedule
     N = Not applicable
                                                              T2 SCORE:____

Mutual Engineering: Technology / Design Support (T3)

     4 = Proactive and effective
     3 = Effective
     2 = Usually available
     1 = Some
     0 = Little or none
     N = Not applicable

                                                             T3 Score____

                                                        "T" AVG. SCORE:__

QUALITY

Objective: HP has set a quality goal of zero defective products for electrical, mechanical, cosmetic, and administrative reasons. HP's quality expectation is defect-free materials. Quality and reliability are expected to be achieved through superior design, process control and continuous process improvements. All material must be fit for use and cosmetically acceptable.

Quality (Q1)

HP Incoming inspection      * OR *     HP In-Process Quality

     4 = 0 to n ppm                         4 = 0 to n ppm
     3 = n to n ppm                         3 = n to n ppm
     2 = n to n ppm                         2 = n to n ppm
     1 = n to n ppm                         1 = n to n ppm
     0 = > n ppm                            0 = > n ppm

* OR *

If you are not currently collecting PPM data for Incoming Inspection or In-Process Quality, please answer the following metric instead:

Quality Expectations

     4 = Consistently exceeds expectations
     3 = Consistently meets and occasionally exceeds expectations
     2 = Consistently meets expectations
     1 = Occasionally meets expectations
     0 = Consistently does not meet expectations
     N = Not applicable
                                                              Q1 Score____
Demonstrated Quality/Reliability (Q2)

     4 = No quality/reliability problems (Supplier has proactive Q/R verification programs which are effective)
     3 = Minimum number of problems. Problems or alerts identified by supplier.
         Supplier presented effective and permanent corrective action
     2 = Minimum number of problems. Problems or alerts identified by HP. Prompt, effective and permanent corrective action initiated by supplier
     1 = Problems encountered with slow response by supplier
     0 = Many problems and/or unacceptable corrective action
     N = Not applicable
                                                              Q2 Score____

                                                       Overall Q Score____

RESPONSIVENESS

Objective: HP expects suppliers to be responsive to swings in demand, with short cycle times, and appropriate inventory management, while maintaining flexible capacity capabilities to successfully resolve problems and improve worldwide service.

Timely Response (R1)
                                                 CRITERIA
4 = Meets all of the criteria            * Timely Order Acknowledgments
3 = Meets 3 of the 4 criteria            * Timely response to normal in-
2 = Meets 2 of the 4 criteria              quiries (price, availability)
1 = Meets 1 of the 4 criteria            * Timely communication of pro-
0 = Meets none of the criteria             cess changes and/or problems
N = Not applicable                       * Timely response to emergency
                                           inquiries

                                                         R1 Score____

Effective Service and Support (R2)
                                                 CRITERIA
4 = Meets all of the criteria            * Meets expectations for con-
3 = Meets 3 of the 4 criteria              tacting divisions
2 = Meets 2 of the 4 criteria            * Demonstrates professionalism
1 = Meets 1 of the 4 criteria              and product knowledge
0 = Meets none of the criteria           * Easily accessible
N = Not applicable                       * Meets expectations for sample
                                           part & documentation support

                                                       R2 Score____


Does your local representative meet your service expectation? (R3)
 Y = Yes
 N = No, comment required           (Not  Scored)


                                                      R3 Score___

Long Term Product Support (R4)
                                                 CRITERIA
4 = Meets all of the criteria            * Committed to long term supply
3 = Meets 3 of the 4 criteria            * Provides alternate solutions
2 = Meets 2 of the 4 criteria              for product discontinuances
1 = Meets 1 of the 4 criteria            * Meets requirements for
0 = Meets none of the criteria             product discontinuances
N = Not applicable                       * Extends to meet special HP
                                           requirements

                                                      R4 Score____

Flexibility to Changes (Accepts and completes reasonable requests for Purchase Order changes and additions) (R5)

     4 = Consistently exceeds expectations
     3 = Consistently meets and occasionally exceeds expectations
     2 = Consistently meets expectations
     1 = Occasionally meets expectations
     0 = Consistently does not meet expectations
     N = Not applicable

                                                     R5 Score____

Support of Sole Sourced Parts (R6)
                                                 CRITERIA
4 = Meets all of the criteria            * Assurance of supply
3 = Meets 3 of the 4 criteria            * Parts priced fairly
2 = Meets 2 of the 4 criteria            * Cost reductions/improvements
1 = Meets 1 of the 4 criteria              implemented and passed to HP
0 = Meets none of the criteria           * Long term product support
N = Not applicable

                                                     R6 Score____

                                              Overall R Score____

DELIVERY

Objective: HP expects deliveries to be 100% on time all the time within a window of -3/+0 (three days early and no days late). To achieve this expectation there must be continuos improvement in overall delivery performance and our suppliers must be prepared to meet commitments worldwide. Lead times must be short by industry standards, reliable and decreasing over time.

On-Time Delivery (Division Six Month Average - If supplier meets on-time delivery percentage but has any deliveries greater than 5 days late select the next lower number). Primary Weight = 60% (D1) **

     4 = Greater than 95% On-time
     3 = Greater than or equal to 85% On-time
     2 = Greater than or equal to 70% On-time
     1 = Greater than or equal to 60% On-time
     0 = Less than 60% On-time
     N = Not applicable
                                              D1 Score _____ X .6 =

Lead Time - Secondary Weight = 30% (D2)

                                                CRITERIA
4 = Meets all of the criteria            * Stable (even in mkt upturns)
3 = Meets 3 of the 4 criteria            * Contract lead times being met
2 = Meets 2 of the 4 criteria            * Competitive
1 = Meets 1 of the 4 criteria            * Decreasing over time through
0 = Meets none of the criteria             supplier process improvement
N = Not applicable                         efforts

                                              D2 Score _____ X .3 =

Packaging/Shipping - Secondary Weight = 10% (D3)

                                                CRITERIA
4 = Meets all of the criteria            * Requested quantity; accurate
3 = Meets 3 of the 4 criteria              and complete invoicing/ship-
2 = Meets 2 of the 4 criteria              ping documentation
1 = Meets 1 of the 4 criteria            * Complies with shipping ins-
0 = Meets none of the criteria             tructions
N = Not applicable                       * Consistently provides proper
                                           packaging and markings
                                         * Proactive in solving packa-
                                           ging/shipping issues

                                              D3 Score _____ X .1 =

                                                  Overall D Score__

ENVIRONMENTAL


HP suppliers should have an implementation plan with metrics which is tied to their environmental improvement policy. HP suppliers should strive to improve the environment in their location by instituting programs with progressive and measurable improvements. Progress on these metrics should be reported within their company and reviewed with HP periodically. Which environmental improvement factors the supplier chooses (e.g., reduced air or water emissions, eliminated use of toxic materials, increased recycling, etc.) to measure and how rigorous these goals and objectives are, is the responsibility of the supplier.

(E2) Does the supplier have an improvement implementation plan with metrics which is directly tied to their environmental improvement policy?

     4 = Documented plan with objectives, metrics, and demonstrable results 3 = Documented plan with objectives and metrics
     2 = Documented plan with objectives
     1 = Documented plan
     0 = No plan
     Weight = 33%

Elimination of ODS:

HP fully supports the Montreal Protocol, the U.S. Clean Air Act, and international efforts to protect the earth's ozone layer through conservation and an orderly phase-out of ozone depleting substances. HP has eliminated ODS use in its worldwide manufacturing processes. HP expects its suppliers to support this goal by eliminating their ODS use in manufacturing of parts and materials used in HP products.

(E3)  Has the supplier eliminated the use of ozone depleting substances?

     4 = Yes
     0 = No
     Weight = 34%

SUPPLIER COMMENTS: